Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ____________________

                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ____________________

                         BERKSHIRE ENERGY RESOURCES
           (Exact Name of Registrant as Specified in its Charter)

        Massachusetts                    6719                04-3408946
(State or other jurisdiction       (Primary standard      (I.R.S. employer
     of incorporation or               industrial        identification no.)
        organization)             classification code
                                         number)

        115 Cheshire Road, Pittsfield, MA 01201-1879, (413) 442-1511
            (Address, including zip code, and telephone number,
                    including area code, of Registrant's
                        principal executive offices)

                               Cheryl M. Clark
                                  Secretary
        115 Cheshire Road, Pittsfield, MA 01201-1879, (413) 442-1511
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                            _____________________

                               With Copies To:

                             James M. Avery, Esq.
                      Rich, May, Bilodeau & Flaherty, P.C.
                             294 Washington Street
                         Boston, Massachusetts  02108
                               (617) 482-1360
                            _____________________

      Approximate date of commencement of proposed sale of the securities to the public: At the effective time of the merger of a wholly-owned subsidiary of the Registrant with and into The Berkshire Gas Company, which shall occur as soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all conditions to closing of such merger as described in the Proxy Statement/Prospectus enclosed with the earlier effective registration statement for the same offering (No. 333-46799), as filed with the Securities and Exchange Commission on February 24, 1998.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[X]  No. 333-46799

      If this form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _______________

                            ____________________

                       CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum      Proposed maximum
Title of each class of           Amount to be        offering price           aggregate             Amount of
securities to be registered       registered          per share(1)        offering price(1)      registration fee
---------------------------      ------------       ----------------      -----------------      ----------------

Common Stock, $2.50
par value.................       12,506 shares         $22.59                $282,510.54            $78.54
_______________________________________________________________________________

<F1> The Registration Fee was calculated in accordance with Rule 457(f)(1), based on the average of the high and low sales prices for shares of Common Stock of The Berkshire Gas Company as quoted in the NASDAQ National Market System on December 28, 1998.

                            ____________________


                         INCORPORATION BY REFERENCE

      Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") and Instruction K to Form S-4, Berkshire Energy Resources, a Massachusetts business trust, hereby incorporates by reference the contents of its registration statement on Form S-4 (No. 333-46799), as filed with the Securities and Exchange Commission on February 24, 1998.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Pittsfield, Massachusetts, on the 29th day of December, 1998.


                                   BERKSHIRE ENERGY RESOURCES

                                   BY: /s/ Scott S. Robinson
                                       Scott S. Robinson,
                                       President and Chief Executive Officer

                              Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott S. Robinson and Michael J. Marrone, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about said matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities indicated on the 29th day of December, 1998.


      (i)   Principal Executive Officer:

            /s/ Scott S. Robinson,        President and Chief Executive
            Scott S. Robinson             Officer

      (ii)  Principal Financial Officer and
            Principal Accounting Officer:

            /s/ Michael J. Marrone,       Vice President, Treasurer
            Michael J. Marrone            and Chief Financial Officer

      (iii) Trustees:

            /s/ Scott S. Robinson
            Scott S. Robinson


            /s/ Michael J. Marrone
            Michael J. Marrone


            /s/ Cheryl M. Clark
            Cheryl M. Clark


                                EXHIBIT INDEX

                                                                Sequential
Exhibits*      Description of Exhibit                           Page Number
---------      ----------------------                           -----------

Exhibit 5.     Opinion regarding legality.

    5          Opinion of Rich, May, Bilodeau & Flaherty, P.C.

Exhibit 8.     Opinion regarding tax matters

    8          Opinion of Rich, May, Bilodeau & Flaherty, P.C.

Exhibit 23.    Consents of Experts and Counsel.

   23(a) Consent of Deloitte & Touche LLP, independent certified public accountants.

   23(b)       Consent of  Rich, May, Bilodeau & Flaherty, P.C.
               (included in opinions filed as Exhibits 5 and 8 to this Registration Statement).

___________________
*     Exhibit numbers designated in Regulation S-K